Exhibit 10.5

2019 ACCO BRANDS CORPORATION INCENTIVE PLAN
[____] – [____] PERFORMANCE STOCK UNIT AWARD AGREEMENT
THIS PERFORMANCE STOCK UNIT AWARD AGREEMENT, including the Participant Covenants set forth in Exhibit A hereto (“Participant Covenants”), (collectively, the “Agreement”) is made and entered into and effective [_________] (the “Grant Date”) by and between ACCO Brands Corporation, a Delaware corporation (collectively with all Subsidiaries, the “Company”) and [______________] (“Participant”).
WHEREAS, the Company desires to grant to the Participant an Award of Performance Stock Units under the 2019 ACCO Brands Corporation Incentive Plan (the “Plan”) as set forth in this Agreement.
NOW THEREFORE, the Company and the Participant agree as follows:
1.Plan Governs; Capitalized Terms. This Agreement is made pursuant to the Plan, and the terms of the Plan are incorporated into this Agreement, except as otherwise specifically stated herein. Capitalized terms used in this Agreement that are not defined in this Agreement shall have the meanings as used or defined in the Plan. References in this Agreement to any specific Plan provision shall not be construed as limiting the applicability of any other Plan provision. To the extent any terms and conditions herein conflict with the terms and conditions of the Plan, the terms and conditions of the Plan shall control except to the extent the Plan provides that the Agreement may vary the terms of the Plan.
2.    Award of Performance Stock Units. The Company hereby grants to the Participant on the Grant Date an Award of [_______] Performance Stock Units at Target, or such lesser or greater number of Performance Stock Units, as may be earned upon the attainment of applicable performance objectives set forth in Schedule I hereto. Each Performance Stock Unit constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to the Participant, subject to the terms and conditions of this Agreement, one (1) Share upon becoming earned and vested in accordance with Section 3 and settlement in accordance with Section 4. The Company shall hold the Performance Stock Units in book-entry form. The Participant shall have no direct or secured claim in any specific assets of the Company or the Shares that may become issuable to the Participant under Section 4, and shall have the status of a general unsecured creditor of the Company. THIS AWARD IS CONDITIONED ON THE PARTICIPANT SIGNING THIS AGREEMENT VIA E-SIGNATURE (AS DESCRIBED AT THE END OF THIS AGREEMENT) WITHIN 45 DAYS OF THE GRANT DATE, WHICH THE PARTICIPANT ACCEPTS UPON HIS OR HER ELECTRONIC EXECUTION OF THIS AGREEMENT AS DESCRIBED BELOW, AND IS SUBJECT TO ALL TERMS, CONDITIONS AND PROVISIONS OF THE PLAN AND THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE PARTICIPANT COVENANTS SET FORTH ON EXHIBIT A HERETO THAT APPLY DURING THE PARTICIPANT’S EMPLOYMENT AND FOLLOWING A TERMINATION OF THE PARTICIPANT’S EMPLOYMENT FOR ANY REASON.

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Exhibit 10.5

3.    Vesting.
(a)    Generally. The period during which the Performance Stock Units awarded hereunder may become earned and vested shall commence on [_______] and end on [_______] (the “Performance Period”). Except as otherwise provided in this Section 3, the Performance Stock Units shall be wholly or partially earned and vested to the extent of the attainment of the performance objectives set forth in Schedule I for the Performance Period and provided that the Participant has been continuously employed by the Company from the Grant Date through the last day of the Performance Period, and the Participant shall forfeit any Performance Stock Units not becoming so earned and vested.
(b)    Death; Disability. In the event that the Participant’s employment with the Company, Affiliate and/or any Subsidiary terminates due to the Participant’s death or Disability before the last day of the Performance Period, the Participant shall receive a payout of the Performance Stock Units equal to the product of (i) the fraction the numerator of which is the number of days that the Participant was continuously employed from the first day of the Performance Period through the date of such termination of employment and the denominator of which is the number of days in the Performance Period multiplied by (ii) the number of Performance Stock Units that could have become earned and vested based on the deemed attainment of performance set forth in Schedule I at Target for the Performance Period, and the Participant shall forfeit any Performance Stock Units not becoming so earned and vested.
(c)    Retirement.
(i)    In the event that the Participant’s employment with the Company, Affiliate and/or any Subsidiary terminates due to the Participant’s Retirement due to Retirement after the first anniversary of the Grant Date, the Participant shall receive a prorated payout of the Performance Stock Units, which shall be valued and paid in accordance with paragraph (c)(ii). The prorated payout shall be determined as follows: (A) the total number of Performance Stock Units, as applicable, to which the Participant would be entitled as determined under paragraph (c)(ii) times (B) the fraction the numerator of which is the number of days that the Participant was continuously employed from the first day of the Performance Period through the date of such termination of employment due to Retirement and the denominator of which is the number of days in the Performance Period.
(ii)    The number of Performance Stock Units to which the Participant is entitled, prior to application of the proration formula described in paragraph (c)(i), shall be determined after the close of the Performance Period in accordance with the actual attainment of the performance objectives set forth in Schedule I had the Participant remained continuously employed to the last day of the Performance Period, and the Participant shall forfeit any Performance Stock Units not becoming so earned and vested.
(d)    Involuntary Termination. In the event that the Participant’s employment with the Company, Affiliate and/or any Subsidiary terminates during the six month period preceding the last day of the Performance Period but after the first anniversary of the Grant Date

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Exhibit 10.5

by reason of and before the last day of the Performance Period due to an Involuntary Termination by the Participant, the Participant shall receive a payout of the Performance Stock Units equal to the product of (i) the fraction the numerator of which is the number of days that the Participant was continuously employed from the first day of the Performance Period through the date of such termination of employment and the denominator of which is the number of days in the Performance Period multiplied by (ii) the number of Performance Stock Units that could have been earned and vested during the Performance Period in accordance with the actual attainment of the performance objectives set forth in Schedule I had the Participant remained continuously employed to the last day of the Performance Period, and the Participant shall forfeit any Performance Stock Units not becoming so earned and vested.
(e)    Change in Control.
(i)    Article 17 of the Plan Governs. The provisions of Article 17 of the Plan shall apply in the event of a Change in Control.
(ii)    24 Months After Change in Control. Any termination of the Participant’s employment occurring more than 24 months after a Change in Control shall be governed by the provisions of Section 3 of this Agreement other than Section 3(e)(i).
(f)    Divestiture. In the event that the Participant’s employment with the Company, Affiliate and/or any Subsidiary ceases upon the occurrence of a Divestiture after the first anniversary of the Grant Date and before the last day of the Performance Period, a number of Performance Stock Units shall become earned and vested (rounded up to the next whole number of Shares) equal to (i) the fraction the numerator of which is the number of days the Participant was continuously employed from the first day of the Performance Period through the date of the Divestiture and the denominator of which is the number of days from first day of the Performance Period through the last day of the Performance Period multiplied by (ii) the number of Performance Stock Units that could have become earned and vested based on the deemed attainment of performance set forth in Schedule I at Target for the Performance Period, and the Participant shall forfeit any Performance Stock Units not becoming so earned and vested.
(g)    Cancellation. Except as otherwise provided under this Section 3 or under Section 11.2(b) of the Plan, any Performance Stock Units that are forfeited shall be automatically cancelled and shall terminate.
4.    Settlement.
(a)    Payment in Shares or Cash. Payment of earned Performance Stock Units shall be as determined by the Committee, in its sole discretion. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay vested and earned Performance Stock Units in the form of cash or in fully paid Shares (or in a combination thereof) equal to the Fair Market Value of the vested and earned Performance Stock Units at the end of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. The Company (or its successor) shall settle the vested and earned Performance Stock Units either by (1) paying to the Participant directly in cash the value of all or a portion of the Performance Stock Units becoming

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earned and vested pursuant to Section 3, or (2) causing its transfer agent for Shares to register Shares in book-entry form in the name of the Participant (or, in the discretion of the Committee, issue to the Participant a stock certificate) representing a number of Shares equal to all or a portion of the number of Performance Stock Units becoming earned and vested pursuant to Section 3:
(i)    General. As soon as may be practicable after the last day of the Performance Period, but not later than two and one-half (2-1/2) months after such end date, in any case otherwise not covered under this Section 4(a);
(ii)    Death; Disability; Divestiture. Within 60 days (and during the taxable year designated by the Committee in its sole discretion, as may apply) following the Participant’s death, termination of employment due to Disability, or termination of employment due to a Divestiture;
(iii)    Post-Change in Control Separation. Within 60 days following the Participant’s Involuntary Termination (not due to Disability) or a Resignation for Good Reason by the Participant as either may apply under Section 17(b) of the Plan; or
(iv)    Change in Control. On the date of the Change in Control as may apply under Section 17(b)(iv) of the Plan.
(v)    Non-Section 409A Change in Control; Termination Not a Separation from Service. In the event that a Change in Control does not satisfy Treasury Regulation Section 1.409A-3(i)(5), or the Participant’s employment termination due to an Involuntary Termination or a Divestiture is not a “separation from service” as defined by Section 409A, the issuance of Shares shall be postponed until the earliest to occur of (A) a Treasury Regulation Section 1.409A-3(i)(5) event, (B) the Participant’s “separation from service” as defined by Section 409A, or (C) the date for settlement under Section 4(a)(i) .
(b)    Withholding Taxes. Unless otherwise determined by the Committee at any time prior to settlement, at the time that Shares are issued to the Participant, or any earlier such time in which income or employment taxes may become due and payable, the Company may satisfy the minimum statutory Federal, state and local withholding tax obligation (including the FICA and Medicare tax obligation) required by law with respect to the distribution of Shares (or other taxable event) by withholding from Shares issuable to the Participant hereunder such number of Shares having an aggregate Fair Market Value equal to the amount of such required withholding. In lieu of Share withholding, the Participant may satisfy such obligation by tendering payment of cash to the Company of such required withholding amount.
5.    No Transfer or Assignment of Performance Stock Units; Restrictions on Sale. Except as otherwise provided in this Agreement, the Performance Stock Units and the rights and privileges conferred thereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process until the Shares represented by the Performance Stock Units are delivered to

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Exhibit 10.5

the Participant or his designated representative. The Participant shall not sell any Shares, after issuance pursuant to Section 4, at any time when applicable laws or Company policies prohibit a sale. This restriction shall apply as long as the Participant is an employee of the Company.
6.    Securities Laws. No Shares shall be issued if the issuance would violate:
(a)    Any applicable state securities law;
(b)    Any applicable registration or other requirements under the Securities Act of 1933, as amended (the “Act”), the Exchange Act, as amended, or the listing requirements of the NYSE; or
(c)    Any applicable legal requirements of any governmental authority.
7.    Participant Covenants; Forfeiture. In consideration of this Award, the Participant agrees to the covenants, the Company’s remedies for a breach thereof, and other provisions set forth in the Participant Covenants, attached hereto, incorporated into, and being a part of this Agreement. The provisions of Section 3 to the contrary notwithstanding, in addition to any other remedy set forth in SECTION 7 of the Participant Covenants in Exhibit A, the Participant’s Performance Stock Units, whether or not then earned and vested, shall be immediately forfeited and cancelled in the event of the Participant’s breach of any covenant set forth in SECTIONS 3, 4.1 or 4.2 of Exhibit A.
8.    Miscellaneous Provisions.
(a)    Clawback. The Performance Stock Units, any Shares or cash paid to the Participant, and the proceeds of the sale of any such Shares, shall be subject to any compensation deduction, cancellation, clawback or recoupment policies that are approved by the Board of Directors or by the Committee (whether approved prior to, on or after the grant of the Performance Stock Units) as such policies may be applicable to a covered employee from time to time, or as may be required to be made pursuant to any applicable currently effective or subsequently adopted law, government regulation or stock exchange listing requirement or any policy adopted by the Company or a subsidiary or affiliate of the Company pursuant to any such law, government regulation or stock exchange listing requirement which provides for such deduction, cancellation, clawback or recovery. Without limiting the generality of the foregoing, such policies may require the cancellation of an award to a Participant, or may require a Participant to repay amounts previously received by him or her pursuant to an award, in the event that either the Participant breaches any post-employment restrictive covenants or obligation, or if it is determined after termination of employment that the Participant could have been terminated for Cause, and may also provide for any amounts payable under an award to be offset by any amounts previously paid to the Participant under any incentive plan that are required to be repaid pursuant to any such deduction, cancellation, clawback or recoupment policies. To the maximum extent permitted by applicable law, the Participant consents to any such offset, deduction, cancellation, clawback or recoupment.

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Exhibit 10.5

(b)    No Fractional Shares. Pursuant to Section 21.14 of the Plan, to the extent any fractional Share would otherwise be issuable to the Participant, the Participant shall be paid cash or a cash equivalent equal to the Fair Market Value of such fractional Share.
(c)    Rights as a Stockholder. Neither the Participant nor the Participant’s representative shall have any rights as a stockholder with respect to any Shares underlying the Performance Stock Units until the date that the Company delivers such Shares to the Participant or the Participant’s representative.
(d)    Dividend Equivalents. As of each dividend date with respect to Shares, an unvested dividend equivalent shall be awarded to the Participant in the dollar amount equal to the amount of the dividend that would have been paid on the number of Shares equal to the number of Performance Stock Units held by the Participant as of the close of business on the record date for such dividend. Such dividend equivalent amount shall be converted into a number of Performance Stock Units equal to the number of whole and fractional Shares that could have been purchased at the Fair Market Value on the dividend payment date with such dollar amount. In the case of any dividend declared on Shares which is payable in Shares, the Participant shall be awarded an unvested dividend equivalent of an additional number of Performance Stock Units equal to the product of (i) the number of his Performance Stock Units then held on the related dividend record date multiplied by the (ii) the number of Shares (including any fraction thereof) distributable as a dividend on a Share. All such dividend equivalents credited to the Participant shall be added to and in all respects thereafter be treated as additional Performance Stock Units under this Agreement and shall only be paid to the extent the Performance Stock Units to which the dividend equivalents relates vests and the performance goals are achieved.
(e)    No Retention Rights. Nothing in this Agreement shall confer upon the Participant any right to continue in the employment or service of the Company for any period of time or interfere with or otherwise restrict in any way the rights of the Company or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment or service at any time and for any reason, with or without Cause.
(f)    Notices. Any notice required or permitted by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or upon deposit with a reputable overnight courier. Notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company. To the extent provided by the Committee, notice may also be given by e-mail or other electronic means.
(g)    Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof. This Agreement supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof; provided, if the Participant is bound by any restrictive covenant contained in a previously-executed agreement with the Company, such restrictions shall be read together with the Participant Covenants to

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provide the Company with the greatest amount of protection, and to impose on the Participant the greatest amount of restriction, allowed by law. No alteration or modification of this Agreement shall be valid except by a subsequent written instrument executed by the parties hereto; provided that for the Company, the written instrument must be signed by a Senior Vice President or above of ACCO Brands Corporation. No provision of this Agreement may be waived except by a writing executed and delivered by the party sought to be charged. Any such written waiver shall be effective only with respect to the event or circumstance described therein and not with respect to any other event or circumstance, unless such waiver expressly provides to the contrary.
(h)    Choice of Law; Venue; Jury Trial Waiver. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State, without giving effect to the choice of law provisions thereof. The Company and the Participant stipulate and consent to personal jurisdiction and proper venue in the state or federal courts of Cook County, Illinois and waive each such party’s right to objection to an Illinois court’s jurisdiction and venue. The Participant and the Company hereby waive their right to jury trial on any legal dispute arising from or relating to this Agreement, and consent to the submission of all issues of fact and law arising from this Agreement to the judge of a court of competent jurisdiction as otherwise provided for above.
(i)    Successors.
(i)    Limitation on Assignment. This Agreement is personal to the Participant and, except as otherwise provided in Section 5 above, shall not be assignable by the Participant otherwise than by will or the laws of descent and distribution, without the written consent of the Company executed by a Senior Vice President or above of ACCO Brands Corporation. This Agreement shall inure to the benefit of and be enforceable by the Participant’s legal representatives.
(ii)    Company and Successors. This Agreement shall inure to the benefit of and be binding upon the Company and its successors.
(j)    Severability. If any provision of this Agreement for any reason shall be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion thereof, which remaining provision or portion thereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion thereof eliminated; provided, however, if any provision of Exhibit A is found to be unenforceable, the entire Agreement will be null and void.
(k)    Section 409A. Anything in this Agreement to the contrary notwithstanding:
(i)    General. This Agreement shall be interpreted so as to comply with or satisfy an exemption from Section 409A. The Committee may in good faith make the

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Exhibit 10.5

minimum modifications to this Agreement as it may deem appropriate to comply with Section 409A while to the maximum extent reasonably possible maintaining the original intent and economic benefit to the Participant and the Company of the applicable provision.
(ii)    Specified Employees. To the extent required by Section 409A(a)(2)(B)(i), settlement of Performance Stock Units to the Participant who is a “specified employee” that is due upon the Participant’s “separation from service” as defined by Section 409A shall be delayed and paid in a lump sum within seven (7) days (and the Company shall have sole discretion to determine the taxable year in which it is paid) after the earlier of the date that is six (6) months after the date of such “separation from service” as defined by Section 409A or the date of the Participant’s death after such “separation from service” as defined by Section 409A. For such purposes, whether the Participant is a “specified employee” shall be determined in accordance with the default provisions of Treasury Regulation Section 1.409A-1(i), with the “identification date” to be December 31 and the “effective date” to be the April 1 following the identification date (as such terms are used under such regulation).
(l)    Headings; Interpretation. The headings, captions and arrangements utilized in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.
By opening this Agreement and clicking the “Accept” button on the “Grant Acceptance: View/Accept Grant” screen (the Participant’s e-signature, the legal equivalent of his/her handwritten/wet signature), the Participant:

(1)
Acknowledges that he or she is the authorized recipient of this Agreement and that he or she has properly accessed the E*Trade online system by use of the username and password created by the Participant;

(2)
Acknowledges that he or she has read and understands the 2019 ACCO Brands Corporation Incentive Plan [___]-[____] Performance Stock Unit Award Agreement in its entirety, including Schedule I and Exhibit A, and has also read and understands the 2019 ACCO Brands Corporation Incentive Plan, which he or she understands will control in the event of any discrepancy between the Agreement and the Plan; and

(3)
Accepts and agrees to the terms and conditions of the 2019 ACCO Brands Corporation Incentive Plan [___]-[____] Performance Stock Unit Award Agreement in its entirety, including Schedule I and Exhibit A, and the 2019 ACCO Brands Corporation Incentive Plan.

[Signature page follows]

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Exhibit 10.5

ACCO Brands Corporation	PARTICIPANT
Name:	[Name]

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Exhibit 10.5

SCHEDULE I
ACCO Brands Performance Objectives for the Fiscal 2019 – 2021 Performance Period
Performance Stock Unit (PSU)

EXHIBIT A
Participant Covenants
Section 1 Position of Special Trust and Confidence.
1.1    The Company is placing Participant in a special position of trust and confidence. As a result of this Agreement and Participant’s position with the Company, Participant will receive Confidential Information (defined below) related to Participant’s position, authorization to communicate and develop goodwill with Company customers, and/or specialized training related to the Company’s business. Participant agrees to use these advantages of employment to further the business of the Company and not to knowingly cause harm to the business of the Company. The Company’s agreement to provide Participant with these benefits, and the Award hereunder, gives rise to an interest in reasonable restrictions on Participant’s competitive and post-employment conduct.
1.2    Participant shall dedicate Participant’s full working time and efforts to the business of the Company and shall not undertake or prepare to undertake any conflicting business activities while employed with the Company. These duties supplement and do not replace or diminish the common law duties Participant would ordinarily have to the Company as the employer.
SECTION 2     Consideration. In exchange for Participant’s promises and obligations herein, the Company is granting Participant the Award hereunder. The Company also agrees to provide Participant with portions of its Confidential Information, authorization to communicate and develop goodwill with the Company customers, and/or specialized training related to the Company’s business. Participant understands and agrees that the foregoing promises and benefits have material value and benefit to the Company, above and beyond any continuation of Company employment, and that Participant would not be entitled to such consideration or access to Confidential Information unless Participant signs and agrees to be bound by this Exhibit A. The Company agrees to provide Participant the consideration described in this SECTION 2 only in exchange for Participant’s compliance with all the terms of this Exhibit A.
SECTION 3     Confidentiality and Business Interests.
3.1    Participant agrees to keep secret and confidential and neither use nor disclose, by any means, either during or after a termination of Participant’s employment for any reason, any Confidential Information except as provided below or required in Participant’s employment with,

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or authorized in writing by, the Company. Participant agrees to keep confidential and not disclose or use, either during or after a termination of Participant’s employment for any reason, any confidential information or trade secrets of others which Participant receives during the course of Participant’s employment with the Company for so long as and to the same extent as the Company is obligated to retain such information or trade secrets in confidence.
3.2    The obligations under this SECTION 3 shall not apply to Confidential Information to the extent that it: (a) is or subsequently becomes publicly known through lawful means; (b) was known to Participant prior to disclosure to Participant by or on behalf of the Company; or (c) is received by Participant in good faith from a third party (not an Affiliate) which has no obligation of confidentiality to the Company with respect thereto. The Company’s confidential exchange of Confidential Information with a third party for business purposes shall not remove it from protection under this Exhibit A.
3.3    If disclosure of Confidential Information is compelled by law, Participant shall give the Company as much written notice as possible under the circumstances, shall refrain from use or disclosure for as long as the law allows, and shall cooperate with the Company to protect such information, including taking every reasonable step necessary to protect against unnecessary disclosure.
3.4    Participant agrees not to disclose to the Company nor to utilize in Participant’s work for the Company any confidential information or trade secrets of others known to Participant and obtained prior to Participant’s employment by the Company (including prior employers).
3.5    Participant shall deliver to the Company promptly upon the end of Participant’s employment, or upon written request by the Company, all written and other materials which constitute or contain Confidential Information or which are the property of the Company (regardless of media), and shall not remove, erase, destroy, impede the Company’s access to, or take any such written and other materials. Participant shall preserve records on the Company customers, prospects, vendors, suppliers, and other business relationships, and shall not knowingly use these records to harm the Company’s business interests. Upon termination of Participant’s employment, Participant shall immediately return all such records, and any copies (tangible and intangible) to the Company. The Company is only authorizing Participant to access and use the Company’s computers, email, or related computer systems to pursue matters that are consistent with the Company’s business interests. Access or use of such systems to pursue personal business interests apart from the Company, to compete or to prepare to compete, or to otherwise knowingly undermine the Company’s interests (such as, by way of example, removing, erasing, impeding the Company’s access to, or destroying its records or programs) is strictly prohibited and outside the scope of Participant’s authorized use of the Company’s systems.
3.6    In accordance with 18 U.S.C. § 1833(b), nothing in this Exhibit A, including the duties, obligations and restrictions identified in Sections 3.1, 3.3, 3.4 and/or 3.5 of this Exhibit A, shall prevent Participant from disclosing information, including Confidential Information, to a Federal, State, or local government official, either directly or indirectly, or to an attorney, when

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the purpose of disclosing the Confidential Information is the reporting or investigation of a suspected violation of the law; nor shall this Attachment, including the duties, obligations and restrictions identified in Sections 3.1, 3.3, 3.4 and/or 3.5 of this Exhibit A, prevent Participant from disclosing Confidential Information in a complaint (made under seal) where such disclosure is made in the context of whistleblowing.
SECTION 4     Non-Interference Covenants. Participant agrees that the following covenants are (a) ancillary to the other enforceable agreements contained in this Exhibit A, b) in exchange for receiving and using Confidential Information and (c) reasonable and necessary to protect the Company’s legitimate business interests in, among other things, protecting its Confidential Information, customer relationships and/or employee relationships.
4.1    Restriction on Interfering with Employee Relationships. Participant agrees that for a period of 12 months following the end of Participant’s employment with the Company for any reason, Participant shall not interfere with the Company’s business relationship with any Company employee, by soliciting or communicating with such an employee to induce or encourage him to leave the Company’s employ (regardless of who initiates the communication), by helping another person or entity evaluate a Company employee as an employment candidate, or by otherwise helping any person or entity hire an employee away from the Company.
4.2    Restriction on Interfering with Customer Relationships. Participant agrees that for a period of 12 months following the end of Participant’s employment with the Company for any reason, Participant shall not interfere with the Company’s business relationships with a Covered Customer, by: (a) participating in, supervising, or managing (as an employee, consultant, contractor, officer, owner, director, or otherwise) any Competing Activities for, on behalf of, or with respect to a Covered Customer; or (b) soliciting or communicating (regardless of who initiates the communication) with a Covered Customer to induce or encourage the Covered Customer to: (i) stop or reduce doing business with the Company, or (ii) to buy a Conflicting Product or Service.
4.3    Notice and Survival of Restrictions.
(a)    Before accepting new employment and if the restrictions in Sections 4.1 and 4.2 have not expired, Participant shall advise every future employer of the restrictions in this Exhibit A. Participant agrees that the Company may advise a future employer or prospective employer of this Exhibit A and its position on the potential application of this Exhibit A.
(b)    The post-employment obligations in this Exhibit A shall survive the termination of Participant’s employment with the Company for any reason. If Participant violates one of the post-employment restrictions in this Exhibit A on which there is a specific time limitation, the time period for that restriction shall be extended by one day for each day Participant violates it, up to a maximum extension equal to the length of time prescribed for the restriction, so as to give the Company the full benefit of the bargained-for length of forbearance.
(c)    It is the intention of the Parties that, if any court construes any provision or clause of this Exhibit A, or any portion thereof, to be illegal, void or unenforceable, because of

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the duration of such provision, the scope or the subject matter covered thereby, such court shall reduce the duration, scope, or subject matter of such provision, and, in its reduced form, such provision shall then be enforceable and shall be enforced.
(d)    If Participant becomes employed with an Affiliate without entering into a new nondisclosure, nonsolicitation, noncompetition agreement that is substantially the same as this Exhibit A, the Affiliate shall be regarded as the Company for all purposes under this Exhibit A, and shall be entitled to the same protections and enforcement rights as the Company.
4.4    California Modification (California Residents Only). To the extent that Participant is a resident of California and subject to its laws, the restrictions in SECTIONS 4.1 and 4.2 shall only apply where Participant is aided by the use or disclosure of Confidential Information, and the jury trial waiver in Section 7(e) of the Agreement shall not apply.
SECTION 5     Definitions. For purposes of Exhibit A, the following terms shall have the meanings assigned to them below:
5.1    “Affiliate” means the Company’s successors in interest, affiliates (as defined in Rule 12b-2 under Section 12 of the Securities and Exchange Act), subsidiaries, parents, purchasers, and assignees (collectively “Affiliates”).
5.2    “Competing Activities” are any activities or services undertaken on behalf of a Competitor that are the same or similar in function or purpose to those Participant performed for the Company in the two (2) year period preceding the end of Participant’s employment with the Company, or that are otherwise likely to result in the use or disclosure of Confidential Information. Competing Activities are understood to exclude: activities on behalf of an independently operated subsidiary, division, or unit of a diversified corporation or similar business that has common ownership with a Competitor so long as the independently operated business unit does not involve a Conflicting Product or Service; and, a passive and non-controlling ownership interest in a Competitor through ownership of less than 2% of the stock in a publicly traded company.
5.3    “Confidential Information” includes but is not limited to any technical or business information, know-how or trade secrets, in any form, including but not limited to data; diagrams; business, sourcing, marketing or sales plans; notes; drawings; models; prototypes; specifications; manuals; memoranda; reports; customer or vendor information; pricing or cost information; computer programs; and other non-public information of value to Company that Participant learned in connection with Participant’s employment with Company and that would be valuable to a Competitor and which are furnished to Participant by the Company or which Participant procures or prepares, alone or with others, in the course of his or her employment with the Company.
5.4    “Conflicting Product or Service” is a product or service that is the same or similar in function or purpose to a Company product or service, such that it would replace or compete with: (a) a product or service the Company provides to its customers; or (b) a product or service that is under development or planning by the Company but not yet provided to

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Exhibit 10.5

customers and regarding which Participant was provided Confidential Information in the course of employment. Conflicting Products or Services do not include a product or service of the Company if the Company is no longer in the business of providing such product or service to its customers at the relevant time of enforcement.
5.5    “Covered Customer” is a Company customer (natural person or entity) that Participant had business-related contact or dealings with, or received Confidential Information about, in the two (2) year period preceding the end of Participant’s employment with the Company. References to the end of Participant’s employment in this Exhibit A refer to the end, whether by resignation or termination, and without regard for the reason employment ended.
5.6    “Competitor”    is any person or entity engaged in the business of providing a Conflicting Product or Service or preparing to engage in the business of providing a Conflicting Product or Service.
5.7    Section references in this Exhibit A are to sections of this Exhibit A.
SECTION 6     Notices. While employed by the Company, and for two (2) years thereafter, Participant shall: (a) give the Company written notice at least thirty (30) days prior to going to work for a Competitor; (b) provide the Company with sufficient information about his or her new position to enable the Company to determine if Participant’s services in the new position would likely lead to a violation of this Exhibit A; and (c) within thirty (30) days of any request made by the Company to do so, participate in a mediation or in-person conference to discuss and/or resolve any issues raised by Participant’s new position. Such mediation or in-person conference will not prevent or delay any remedy available to Company under SECTION 7 of this Exhibit A. Participant shall be responsible for all consequential damages caused by failure to give the Company notice as provided in this SECTION 6.
SECTION 7     Remedies. If Participant breaches or threatens to breach this Exhibit A, the Company may recover: (a) an order of specific performance or declaratory relief; (b) injunctive relief by temporary restraining order, temporary or preliminary injunction, and/or permanent injunction; (c) damages; (d) attorney's fees and costs incurred in obtaining relief; and (e) any other legal or equitable relief or remedy allowed by law. One Thousand Dollars ($1,000.00) is the agreed amount for the bond to be posted if an injunction is sought by the Company to enforce the restrictions in this Exhibit A on Participant.
SECTION 8     Return of Consideration. Participant specifically recognizes and agrees that the covenants set forth in this Exhibit A are material and important terms of this Agreement, and Participant further agrees that should all or any part or application of SECTION 4.2 be held or found invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction in an action between Participant and the Company (despite, and after application of, any applicable rights to reformation that could add or renew enforceability), the Company shall be entitled to receive from Participant the cash equivalent of the Fair Market Value of all Shares paid to Participant pursuant to the terms of this Agreement, which Fair Market Value shall be determined as of the date of payment to Participant pursuant to Section 4(a) of this Agreement. The return of

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consideration provided for in this SECTION 8 is in addition to the remedies for breach provided for in SECTION 7.

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